UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PAGAYA TECHNOLOGIES LTD.
(Exact name of registrant as specified in its Charter)

State of Israel	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Azrieli Sarona Ltdg, 54th Floor 121 Derech Menachem Begin Tel Aviv, Israel +972 (3) 715 0920	6701203
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Class A Ordinary shares, no par value per share	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A Ordinary Share at an exercises price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-264168.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.          Description of Registrant’s Securities to be Registered.

Descriptions of the Class A Ordinary Shares, no par value (the “Ordinary Shares”), of Pagaya Technologies Ltd. (the “Registrant”) and warrants to purchase Ordinary Shares (the “Warrants”) to be registered hereunder are set forth under the captions “Description of Pagaya Securities” and “Description of Pagaya Warrants”, respectively, in the proxy statement/prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-4, File No. 333-264168 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on April 7, 2022, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

The Ordinary Shares and Warrants to be registered hereunder have been approved for listing on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “PGY” and “PGYWW”, respectively.

Item 2.          Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 22, 2022

PAGAYA TECHNOLOGIES LTD.

By:	/s/ Gal Krubiner
Name:	Gal Krubiner
Title:	Chief Executive Officer
By:	/s/ Michael Kurlander
Name:	Michael Kurlander
Title:	Chief Financial Officer